UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2010

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	001-05865	06-0640743
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut		06074
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code:		(860) 644-1551

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On June 8, 2010, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Gerber Scientific, Inc. (the “Company”) appointed James A Mitarotonda to serve as a director of the Company.  In connection with the appointment, which was effective on June 8, 2010, the Board approved an increase in the authorized number of directors from eight directors to nine directors.

Mr. Mitarotonda was appointed to serve as a director for a term expiring at the Company’s 2010 annual meeting of shareholders scheduled to be held on September 23, 2010.  Further, on June 8, 2010, upon the recommendation of the Nominating and Corporate Governance Committee, the Board nominated Mr. Mitarotonda for election as a director by shareholders at the 2010 annual meeting.

Mr. Mitarotonda was proposed for consideration for appointment to the Board by Barington Capital Group, L.P. (“Barington”), an investment firm and a significant shareholder of the Company.  Barington has reported in a filing with the Securities and Exchange Commission that, as of April 1, 2010, Barington, certain of its affiliates and other reporting persons identified in the filing are the beneficial owners of an aggregate of 1,333,194 shares of the Company’s common stock, which represented approximately 5.3% of the Company’s common stock outstanding as of February 28, 2010.  Mr. Mitarotonda reported in the filing that he has sole voting and dispositive power with respect to the 845,681 shares beneficially owned by Barington Companies Equity Partners, L.P., but disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.

Mr. Mitarotonda, age 56, is Chairman of the Board, President and Chief Executive Officer of Barington, which he co-founded in November 1991.  He has served in each of these capacities since 1991.  Mr. Mitarotonda is also Chairman of the Board, President and Chief Executive Officer of Barington Companies Investors, LLC, the general partner of Barington Companies Equity Partners, L.P., a small and mid-capitalization value fund.  In addition, he is the Chairman of the Board, President and Chief Executive Officer of Barington Offshore Advisors II, LLC, the investment advisor of Barington Companies Offshore Fund, Ltd., a small and mid-capitalization value fund.

Mr. Mitarotonda has served as a director of A. Schulman, Inc., an international supplier of plastic compounds and resins, since October 2005, a director of Griffon Corporation, a diversified manufacturing company, since November 2007 and a director of Sielox, Inc., a marketer of products for the security industry, since January 2009.  He has also served as a director of The Pep Boys – Manny, Moe & Jack, an automotive aftermarket service and retail chain, since August 2006 and as the Chairman of the Board from July 2008 until July 2009.  Mr. Mitarotonda served as the President and Chief Executive Officer of Dynabazaar, Inc. (now known as Sielox, Inc.) from January 2004 until December 2004 and from May 2006 until April 2007.

Mr. Mitarotonda will receive customary compensation paid to non-employee directors of the Company, as described in the Company’s filings with the Securities and Exchange Commission, including an annual fee of $40,000, fees of $1,500 for each Board meeting attended, and an annual equity grant of 5,000 shares of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.

Date: June 8, 2010	By:	/s/ William V. Grickis, jr.
William V. Grickis, Jr. Senior Vice President, General Counsel and Secretary (Duly Authorized Officer)